PixarBio Corporation Closed Placement Offering Totaling $23.4MM Plus a $10MM Line of Credit to Fund the Advancement of NeuroRelease™

Nov 07, 2016
OTC Disclosure & News Service

PixarBio Corporation, (OTC:PXRB) inventors of NeuroRelease™, a novel morphine replacement, non-opiate/opioid, non-addictive pain treatment, today announced that it has completed the closing of the sale of common shares and warrants in a private placement transaction ("the Offering") resulting in expected proceeds of approximately $23.4 million from its private placement memorandum financing plus a $10MM line of credit. The PPM closed $7.2 million in cash, and warrants as exercised worth $16.2 million.

"Following my established Reynolds School of Business (RSB) model for Biotech/Pharmaceutical R&D, PixarBio has optimized our shareholder value through our recently closed private placement memorandum. I've raised over $100MM since 2008, and I have never closed a down round. In 2013, I left the company I founded InVivo Therapeutics with 1.5 years of cash, and two year of cash equivalents based on NVIV budgeted forecast. I left InVivo Therapeutics financially secure, and there's no reason to issue the first down round of my career with PixarBio Corp shares. Our PPM closed $7.2MM cash, $16.2MM in warrants, and we closed a $10MM line of credit to provide our runway with enough fuel through 2017. Replacing Morphine, and all opioids/opiates is one of the hottest spaces for Pharma/Biotech investment right now, so we were able to optimize a balanced investment portfolio for investors. I've been researching and developing non-opiate pain treatments for a couple decades and now my inventions are an overnight hit. NeuroRelease is the only non-opiate, non-addictive morphine replacement engaging the US FDA, that is not neuro-toxic, and it's not cardio-toxic. NeuroRelease can be effective at fighting post-surgical pain for up to 14-days. I have predicted that in the future, our 14-Day post-surgical pain treatment will put struggling competitors with slowing year over year sales growth out of business within 36 months of NeuroRelease product launch. In the last year, our valuation has been outpacing the market and our competitors. We believe that we'll continue to outperform the market in regards to invention and shareholder value maximization. Discussions in recent months with strategic partners, gives us great confidence for maximizing shareholder value at PixarBio. I'm not an "annuity CEO/CFO" with less than 1% of their Pharma/Biotech shares, and seeking a steady paycheck. I own over 60% of PXRB and I will defend the shareholder value that I invent and capture for PixarBio shareholders. We have zero bad actors on our Board of Directors and we will fight to maximize shareholder value EVERYDAY," said PixarBio Chief Executive Officer Frank Reynolds.

The Company intends to use the net proceeds of the Offering to fund the clinical development of its lead product NeuroRelease™, a novel, non-addictive neurological drug delivery system for post-operative pain. The PPM sold 3.6 million shares issued at a price of $2.00 per share. Each common share will receive one warrant as part of the financing, which in aggregate represents 3.6 million warrants to purchase 3.6 million shares of PixarBio common stock. The warrants have a seven-year term and an exercise price equal to $4.50 per share, so the warrants are "in the money" now. The Company's Offering was made pursuant to Sections 4(a)(2), 4(a)(5), and/or Rule 506(b) of Regulation D promulgated under the Securities Act of 1933, as amended, and/or other applicable federal and state law exemptions from registration. The Offering closed on or about October 31, 2016, subject to customary closing conditions.

"We are delighted to announce that PixarBio began trading last week on the OTC Markets under stock symbol PXRB which will enable our shareholders to hold and trade our common stock on an accredited exchange. We view this as a significant step forward for the Company in advance of our application to list on the Nasdaq Stock Market. We view this as yet another important accomplishment in building a world-class Pharmaceutical and Biotech company," PixarBio CEO Frank Reynolds concluded.

The NeuroRelease™ Platform: Non-Addictive and Non-opiate Treatment of Pain

NeuroRelease™ is a morphine replacement, and non-addictive pain platform for the surgical/hospital setting, for the battlefield, or for acute and chronic pain. First product FDA approval for the platform will be for a 14-day post-surgical pain treatment and it is expected in late 2018.

Major Benefits of NeuroRelease™

- Effects only sensory signals
- No effect on locomotion nerve fibers, so patients can enter physical therapy quickly
- Maintains two-point discriminate touch so patients can function
- No effect on proprioception so no effect on a person feeling of well-being

Therefore, patients will maintain two-point discriminate touch, control of their locomotion nerve fibers so they control voluntary movement to enter rehabilitation quickly with a non-addictive morphine replacement. PixarBio's NeuroRelease™ pain platform also includes 4-8 hour, 3-day, 7-day, 14-day and 90-Day pain treatments all have expected FDA approvals in 2020. NeuroRelease™ is biodegradable, and it's non-toxic so NeuroRelease™ can be re-injected to extend treatment timelines.

PixarBio Corporation was awarded the Boston Business Journal's "2016 Best Places to Work". The award recognizes PixarBio as one of the region's best firms, offering the greatest professional opportunities and work environments to innovate.

About PixarBio Corporation

PixarBio is a public company traded on the OTC markets under the stock symbol PXRB. PixarBio is a specialty pharmaceutical/biotechnology company focused on pre-clinical and clinical commercial development of novel neurological drug delivery systems for post-operative pain.PixarBio researches and develops targeted delivery systems for drugs, devices, or biologics to treat pain, epilepsy, Parkinson's disease, and spinal cord injury. Our lead product platform, NeuroRelease™, has achieved sustained therapeutic release of non-opiate drugs for post-operative, acute and chronic pain in pre-clinical models. For more information, visit www.pixarbio.com.

Safe Harbor Statement

This announcement includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of PixarBio's management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of Biotech and medical device industry regulation and health care legislation in the United States and internationally; global trends on cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; PixarBio's ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of PixarBio's patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

PixarBio Corp undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be obtained through PixarBio's corporate headquarters at 200 Boston Ave, Suite 1875 in Medford, MA 02155.

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